Exhibit 99.1

hhgregg Announces Preliminary Fiscal Third Quarter Sales and Earnings

Results and Updates Fiscal 2012 Guidance

INDIANAPOLIS, January 10, 2012 (BUSINESS WIRE) — Indianapolis-based appliance and electronics retailer, hhgregg, Inc. (NYSE:HGG) today announced preliminary results for the fiscal third quarter ended December 31, 2011 and updated fiscal 2012 (year ending March 31, 2012) guidance. The Company also announced details of its fiscal third quarter earnings conference call.

For the third quarter of fiscal 2012, the Company estimates net sales to be $829.5 million, an increase of approximately 26.9% as compared to net sales of $653.7 million reported for the third quarter of fiscal 2011. Fiscal third quarter comparable store sales are estimated to have increased 3.9%, with the video category expected to have decreased 4.8%, the appliance category expected to have increased 6.8%, the home office category expected to have increased 91.4%, and the other category expected to have decreased 7.1%. The Company expects net income of approximately $22.5 million, or $0.60 per diluted share, for the third quarter of fiscal 2012, compared with net income of $26.9 million, or $0.66 per diluted share, for the comparable prior year period. Fiscal third quarter 2012 earnings were negatively impacted by lower than expected margins in the video category and increased advertising spend aimed at gaining market share and launching our mobile category.

Dennis May, President and CEO commented, “We are pleased to report our second consecutive quarter of positive comparable store sales, which resulted in market share gains in the appliance and home office categories. In addition, we remain pleased with our performance in the new markets we entered in fiscal 2012 and our execution throughout this holiday season. However, the video industry experienced heavier than expected promotional activity across all screen sizes, which negatively impacted industry average selling prices and margins. While we believe we maintained our market share in video during the quarter, the difficult industry trends negatively impacted our results beyond our expectations.”

Mr. May continued, “Our recent initiatives focused on driving market share gains in the appliance and home office categories are clearly gaining traction and we are pleased with our third fiscal quarter performance in these businesses. In addition, we made investments during the quarter to launch our mobile product offerings along with our new web platform designed to enhance our multi-channel retail strategy. We are excited about our positioning in the market place as we continue to execute on these important initiatives and enhance our overall customer shopping experience.”

All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. Further details of these results will be provided in the Company’s earnings release and conference call discussed in more detail in this release.

Updated Fiscal 2012 Guidance

In light of the preliminary fiscal third quarter sales and earnings results, the Company now anticipates that annual net income per diluted share will be within a range of $1.05 to $1.15 for fiscal 2012. This compares to previous guidance of net income per diluted share of $1.26 to $1.41 in fiscal 2012. The Company’s revised fiscal 2012 guidance comprises the following:

•	fiscal 2012 comparable store sales of flat to positive 2%, as compared to previous guidance of flat to positive 3%

•	fiscal 2012 net sales increase of 22% to 24%, as compared to previous guidance of net sales increase of 20% to 25%

•	35 new store openings in fiscal 2012

Jeremy Aguilar, Chief Financial Officer commented, “As part of our go-to-market strategy during the quarter, we made investments to grow market share through increased promotions and marketing spend. While we continue to expect to gain market share and drive positive comparable store sales in the appliance and home office categories, we believe the industry-wide pressure on sales and margin within the video category will continue into the fourth fiscal quarter and will negatively affect our fiscal 2012 earnings, as reflected in our revised guidance.”

Mr. Aguilar continued, “The Company’s inventory position was very clean at the end of the third fiscal quarter, with average inventory per store of $2.0 million, which represents a 4.8% decrease over the prior year. We also continue to maintain a strong liquidity position and believe the Company is well positioned to continue to execute on its long term growth plan.”

Conference Call to Discuss Full Operating Results for Fiscal Third Quarter 2012

The Company will announce full operating results for its fiscal third quarter ended December 31, 2011 on Wednesday, February 8, 2012. A conference call to discuss the operating results is scheduled to begin at 9:00 a.m. EST on the same day. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company’s investor relations page at www.hhgregg.com. The call can also be accessed over the phone by dialing (877) 304-8963. Callers should reference the hhgregg third quarter earnings call. A replay of the earnings call will be available on the Company’s website through March 8, 2012.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances and related services operating under the name hhgregg™. hhgregg currently operates 208 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Mississippi, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,”

“intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg, Inc. are forward-looking statements.

hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company’s key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company’s central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s fiscal 2011 Form 10-K filed May 26, 2011. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:
Andy Giesler, Vice President of Finance investorrelations@hhgregg.com
(317) 848-8710